EXHIBIT 23.1


                     [Arthur Andersen LLP Letterhead]


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of FDX Corporation of our reports dated June 30, 1997 included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the fiscal year ended May 31, 1997, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Memphis, Tennessee
December 1, 1997